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                           [LOGO OF ARTHUR ANDERSEN]


                                                 ______________________________
                                                 Arthur Andersen LLP

December 6, 1996                                 ______________________________
                                                 Suite 1100
Securities and Exchange Commission               18500 Von Korman Avenue
450 Fifth Street, NW                             Irvine CA 92612-0504
Washington, D.C. 20549                           714 757 3100



Dear Sirs:

We have read Item 4 included in the attached Form 8-K/A dated December 9, 1996, of Hines Holdings, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Copy to:
Ms. Claudia Pieropan, Chief Financial Officer
Hines Holdings, Inc.